Exhibit 2.12
Dated 29 August 2008
BSKYB FINANCE UK plc
and
BRITISH SKY BROADCASTING GROUP plc
as Issuers
BSKYB FINANCE UK plc
BSKYB PUBLICATIONS LIMITED
BRITISH SKY BROADCASTING GROUP plc
BRITISH SKY BROADCASTING LIMITED
SKY SUBSCRIBERS SERVICES LIMITED
and
BSKYB INVESTMENTS LIMITED
as Initial Guarantors
SKY IN-HOME SERVICE LIMITED
as Acceding Guarantor
and
BNY CORPORATE TRUSTEE SERVICES LIMITED
as Trustee
SUPPLEMENTAL TRUST DEED
relating to the
BSkyB Finance UK plc and British Sky Broadcasting Group plc
£1,000,000,000
Euro Medium Term Note Programme
unconditionally and irrevocably guaranteed by
BSkyB Finance UK plc
BSkyB Publications Limited
British Sky Broadcasting Group plc
British Sky Broadcasting Limited
Sky Subscribers Services Limited
and
BSkyB Investments Limited

This Supplemental Trust Deed is made on 29 August 2008 between:
(1)	BSKYB FINANCE UK plc (“BSkyB Finance”) and BRITISH SKY BROADCASTING GROUP plc (“BSkyB”) (each an “Issuer” and together, the “Issuers”);
(2)	BSKYB FINANCE, BSKYB, BRITISH SKY BROADCASTING LIMITED (“BSkyB Limited”), SKY SUBSCRIBERS SERVICES LIMITED (“Sky Subscribers”) BSKYB PUBLICATIONS LIMITED (“BSkyB Publications”) and BSKYB INVESTMENTS LIMITED (“BSkyB Investments”) (each when acting in its capacity as guarantor, an “Initial Guarantor” and together, the “Initial Guarantors”);
(3)	SKY IN-HOME SERVICE LIMITED (the “Acceding Guarantor”); and
(4)	BNY CORPORATE TRUSTEE SERVICES LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).
Whereas:
(A)	This Supplemental Trust Deed is supplemental to the Trust Deed dated 2 April 2007 (as amended and restated from time to time) (the “Original Trust Deed”) made among BSkyB Finance, BSkyB, BSkyB Limited, Sky Subscribers, BSkyB Publications, BSkyB Investments and the Trustee, relating to the BSKYB Finance UK plc and British Sky Broadcasting Group plc £1,000,000,000 Euro Medium Term Note Programme.
(B)	The Acceding Guarantor, having acceding to the Revolving Credit Facility as a guarantor of Indebtedness pursuant to Clause 19.17 (Acceding Guarantors) of the Revolving Credit Facility, has agreed, pursuant to Condition 3(c) and Clause 5.9 of the Original Trust Deed, to enter into this Supplemental Trust Deed with the intention that it will accede as guarantor to the Original Trust Deed.
Now this Supplemental Trust Deed witnesses and it is hereby declared as follows:
1	Definitions

Subject as hereinafter provided and unless there is anything in the subject or context inconsistent therewith, all words and expressions defined in the Original Trust Deed (as defined above) shall have the same meanings in this Supplemental Trust Deed.

“2008 Bonds” means the U.S.$750,000,000 6.10 per cent. Senior Unsecured Notes due 2018 issued pursuant to an indenture dated 15 February 2008 (the “Indenture”) made among BSkyB as issuer, BSkyB Limited, BSkyB Finance, BSkyB Investments and BSkyB Publications as initial guarantors, and the Trustee. The Acceding Guarantor acceded to the Indenture as a guarantor by supplemental indenture on August 2008.

2	Accession

The Acceding Guarantor agrees irrevocably and unconditionally to guarantee on the terms mutatis mutandis of Clause 5 of the Original Trust Deed and on a pari passu basis with the Acceding Guarantor’s obligations as guarantor in each of the 1999 Bonds, the 2005 Bonds, the 2008 Bonds or the Revolving Credit Facility, as may be applicable, the due and punctual payment of all sums expressed to be payable by the Issuer under the Trust Deed, the Notes, Receipts and Coupons when as the same shall become due and payable.

1

3	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Supplemental Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Supplemental Trust Deed except to the extent (if any) that this Supplemental Trust Deed expressly provides for such Act to apply to any of its terms.

4	General

4.1	The Original Trust Deed and this Supplemental Trust Deed shall henceforth be read and construed as one trust deed so that all references in the Original Trust Deed to “this Trust Deed” or “the Trust Deed” shall be deemed to refer to the Original Trust Deed as amended and supplemented by this Supplemental Trust Deed and as may be further amended from time to time.

4.2	A memorandum of this Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Original Trust Deed.

4.3	This Supplemental Trust Deed may be executed in counterparts, each of which, taken together, shall constitute one and the same Supplemental Trust Deed and any party may enter into this Supplemental Trust Deed by executing a counterpart.

5	Governing Law

This Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English Law.

2

In witness whereof this Supplemental Trust Deed has been executed as a deed by the parties hereto and delivered on the date first stated on page 1 above.
EXECUTED as a DEED by

BSYKB FINANCE UK plc
as Issuer

By:	By:

BRITISH SKY BROADCASTING GROUP plc
as Issuer

By:	By:

BSKYB FINANCE UK plc
as Initial Guarantor

By:	By:

BRITISH SKY BROADCASTING GROUP plc
as Initial Guarantor

By:	By:

BRITISH SKY BROADCASTING LIMITED
as Initial Guarantor

By:	By:

SKY SUBSCRIBERS SERVICES LIMITED
as Initial Guarantor

By:	By:

BSKYB PUBLICATIONS LIMITED
as Initial Guarantor

By:	By:

BSKYB INVESTMENTS LIMITED
as Initial Guarantor

By:	By:

SKY IN-HOME SERVICE LIMITED
as Acceding Guarantor

By:	By:

EXECUTED AS A DEED BY AFFIXING THE COMMON SEAL OF
BNY CORPORATE TRUSTEE SERVICES LIMITED as Trustee By:

By:	By:

Table of Contents

Page
1 Definitions	1

2 Accession	1

3 Contracts (Rights of Third Parties) Act 1999	2

4 General	2

5 Governing Law	2

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